Exhibit 99.1

PRESS RELEASE

AbbVie Announces Appointment of Robert A. Michael as Chief Executive Officer

-	Richard A. Gonzalez to retire as AbbVie CEO to become executive chairman
-	Transition will occur on July 1, 2024

NORTH CHICAGO, Ill., February 20, 2024 -- AbbVie (NYSE: ABBV) today announced that its board of directors has unanimously selected Robert A. Michael, AbbVie’s current president and chief operating officer, to succeed Richard A. Gonzalez as the company’s chief executive officer (CEO). Mr. Gonzalez, who has served as CEO since the company’s formation in 2013, will retire from the role of CEO and become executive chairman of the board of directors, effective July 1, 2024. Additionally, the board has appointed Mr. Michael as a member of the board of directors effective July 1, 2024.

“On behalf of AbbVie’s board, I am extremely excited that Rob has agreed to serve as AbbVie’s next CEO,” said Richard A. Gonzalez, chairman and chief executive officer, AbbVie. “As a key member of the Executive Leadership Team, he has had a tremendous impact on AbbVie. From establishing our financial planning organization, to the development of our diversified business strategy, to successfully navigating the end of exclusivity for Humira in the U.S., Rob has been integral to AbbVie’s impact since inception. Rob has also played an important role in key business development opportunities that have been critical to delivering on our long-term growth strategy, including the acquisitions of Allergan and ImmunoGen and the pending Cerevel Therapeutics transaction. I have known and worked with Rob for many years, and he has the experience, leadership capabilities and strategic vision to accelerate AbbVie’s success well into the future.”

“The board and I have been planning for a seamless CEO succession for some time. Now is the opportune time to hand the CEO role over to Rob,” continued Mr. Gonzalez. “The business is performing very well and is in a strong position for the long term. Our pipeline contains multiple promising candidates to sustain our future strong growth. It has been a privilege and immensely gratifying to serve with all my AbbVie colleagues for the past 11 years growing AbbVie into what it is today, and I look forward to continuing to work with Rob as executive chairman of the board.”

“The AbbVie board recognizes that CEO succession planning is one of our most important responsibilities,” said Glenn Tilton, lead independent director, AbbVie’s board of directors. “The company has been planning for the eventual succession for a long time and has been thoughtful and deliberate to ensure the right plan was in place for a potential successor. The board conducted a thorough process to identify the right leader for AbbVie’s next chapter. It is a testament to the strength and depth of AbbVie’s management team that we have the ideal internal candidate in Rob to assume the CEO position. The board has the highest confidence in Rob and looks forward to working with him to create meaningful value for our shareholders and all our stakeholders.”

AbbVie Inc.	+1 (847) 938-9190
1 North Waukegan Road	abbvie.com

North Chicago, IL 60064

“All of us at AbbVie owe Rick an enormous debt of gratitude for his remarkable leadership over the past 11 years,” continued Mr. Tilton. “Under his stewardship, AbbVie has generated a total return to shareholders of more than 700%, created over $250 billion in market valuation, grown our annual patient base to more than 60 million people in 175 countries, invested over $60 billion in R&D and nearly tripled annual revenue. We are thrilled that we will continue to benefit from Rick’s experience, intellect and integrity on AbbVie’s board of directors.”

“I am honored to assume the CEO role for AbbVie, and I am excited about our company’s bright future,” said Robert A. Michael, president and chief operating officer, AbbVie. “Rick has been a tremendous leader for AbbVie and mentor to me personally. His legacy at AbbVie will be felt for years to come. I would like to thank the board for expressing its confidence in me, and I look forward to working with Rick and the entire board to deliver results for our patients, our employees, our shareholders and our communities.”

About Robert A. Michael

Robert A. Michael is president and chief operating officer of AbbVie. A member of AbbVie’s Executive Leadership Team, Mr. Michael is responsible for global commercial operations, finance, corporate human resources, global operations, business development and corporate strategy for the company. Previously, he served as vice chairman and president.

Mr. Michael has 31 years of experience including leadership roles across multiple businesses, including pharmaceuticals, aesthetics, diagnostics, diabetes care and nutrition. He began his career with Abbott as a member of the financial development program and ultimately served as division controller, nutrition supply chain and division controller, molecular diagnostics, among other roles.

Upon AbbVie’s separation from Abbott in 2013, Mr. Michael established and led the company’s first financial planning organization as vice president, AbbVie financial planning and analysis. He then held a series of leadership roles of increasing responsibility including vice president, controller for commercial operations; vice president, treasurer; and vice president, corporate controller. He was appointed chief financial officer in 2018, vice chairman, finance and commercial operations in 2021, vice chairman and president in 2022 and president and chief operating officer in 2023.

About Richard A. Gonzalez

Richard A. Gonzalez is chairman of the board and CEO of AbbVie. Mr. Gonzalez is AbbVie’s founding CEO, having led the company since its inception in 2013. During his tenure as CEO, AbbVie market capitalization has increased from $54 billion in 2013 to more than $300 billion today, revenue has nearly tripled and adjusted, diluted EPS has grown from $2.93 to $11.11.1 In that time, AbbVie has grown to more than 50,000 employees and serves patients in more than 175 countries with its portfolio of innovative medicines.

1 Reflects full-year non-GAAP measure adjusted for specified items, including intangible asset amortization and impairment, change in fair value of contingent consideration and other adjustments. 2013 diluted EPS was $2.56, and 2023 diluted EPS was $2.72.

AbbVie Inc.	+1 (847) 938-9190
1 North Waukegan Road	abbvie.com

North Chicago, IL 60064

Prior to AbbVie’s separation from Abbott in January 2013, Mr. Gonzalez was a 30-year Abbott veteran. He served as president and chief operating officer of Abbott. He also held various senior leadership positions in Abbott’s Medical Products businesses, including president and chief operating officer of the Medical Products Group; senior vice president and president of the former Hospital Products Division; vice president and president of the Health Systems Division; and divisional vice president and general manager for Diagnostics Operations in the United States and Canada.

Mr. Gonzalez has been a long-standing leader in the greater Chicago community where he serves on the University of Chicago Board of Trustees and as a member of the Commercial Club of Chicago.

About AbbVie

AbbVie's mission is to discover and deliver innovative medicines and solutions that solve serious health issues today and address the medical challenges of tomorrow. We strive to have a remarkable impact on people's lives across several key therapeutic areas – immunology, oncology, neuroscience and eye care – and products and services in our Allergan Aesthetics portfolio. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on LinkedIn, Facebook, Instagram, X (formerly Twitter) and YouTube.

AbbVie Forward-Looking Statements

Some statements in this news release are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "project" and similar expressions and uses of future or conditional verbs, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie's operations is set forth in Item 1A, "Risk Factors," of AbbVie's 2022 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, as updated by its subsequent Quarterly Reports on Form 10-Q. AbbVie undertakes no obligation, and specifically declines, to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

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Media: Jackie Pacelli (224) 358-8128 jaquelin.pacelli@abbvie.com	Investors: Liz Shea (847) 935-2211 liz.shea@abbvie.com

AbbVie Inc.	+1 (847) 938-9190
1 North Waukegan Road	abbvie.com

North Chicago, IL 60064